                                  EXHIBIT 10(i)

                              CONSULTING AGREEMENT

         This Consulting Agreement is made as of September 1, 2002 between Marc Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Dr. Brij B. Saxena, Ph.D. (the "Consultant"), a principal investigator of the Weill Medical College of Cornell University ("WMC") at WMC's laboratory at Cornell University (the "University").

         A. The Company is engaged in scientific research in chemotherapy (the "Field") to develop and exploit a site-directed chemotherapeutic agent to selectively attack only cancer cells and by apoptosis destroy the DNA and thereby cell proliferation (the "Technology").

         B. The Company has entered into a Sponsored Research Agreement (the "Research Agreement") with WMC and Consultant dated June 19, 2002 relating to the development of the Technology.

         C. The Company has also entered into an Exclusive License Agreement (the License Agreement") with Cornell Research Foundation, Inc. dated June 19, 2002 relating to the licensing by the Company of certain patent rights relating to the Technology.

         D. The Consultant has extensive experience in the Field, and the Company seeks to benefit from the Consultant's expertise by retaining the Consultant as a consultant. The Consultant wishes to perform consulting services in the Field for the Company.

         Accordingly, the Company and the Consultant agree as follows:

1.       Services.

          (a) The Consultant shall provide advice and consulting services to the Company with respect to matters related to the Field. The Consultant shall be engaged by the Company as a consultant only and shall not direct or conduct research for or on behalf of the Company, except on behalf of WMC pursuant to the Research Agreement. Consultant's services shall be those reasonably required by the Company from time to time, including, without limitation, assistance in preparation of materials and information for use in investment offering materials to be prepared by the Company, attendance at meetings with prospective and current investors, attendance at meetings with prospective and current business partners and general advice and consultation concerning the Technology and the Company's business and prospects. Consultant's services shall be performed at such locations as the Company shall from time to time designate. In no event shall the Consultant have direct conversations with any third parties concerning the Technology, the Company or its business, whether or not on behalf of the Company, unless specifically directed to do so by the Company and when accompanied by a representative of the Company.

          (b) Upon request by the Company, and at times mutually agreed upon by the Company and the Consultant, the Consultant shall devote up to 3 full days per month to provide consulting services to the Company pursuant to this Agreement.

          (c) The Company acknowledges that the Consultant is an employee of WMC and is subject to WMC's policies, including policies concerning consulting, conflicts of interest, and intellectual property.

          (d) Consultant shall perform his services under this Agreement to the best of his abilities and in accordance with the highest professional standards.

2.       Compensation.

          As full consideration for the consulting services provided by the Consultant, the Company shall pay to the Consultant the amount of $1,000 for each day that the Consultant shall perform consulting services for the Company, payable monthly, within 20 days after the end of each month during which Consultant shall perform consulting services for the Company. In addition to the foregoing amount, the Company shall promptly, upon invoice, reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing consulting services under this Agreement.

3.       Competition

          (a) The Consultant represents to the Company that the Consultant does not have any agreements to provide consulting services to any other party, firm or company in the pharmaceutical industry on matters relating to the Field, except for the agreement(s) listed on Schedule A annexed to this Agreement with the parties therein named (the "Other Companies"). During the term of this Agreement, the Consultant shall not consult for any entity in the pharmaceutical industry other than the Company and the Other Companies on matters relating to the Field.

          (b) The Company acknowledges and agrees, however, that nothing in this Agreement shall affect the Consultant's obligations to, or research on behalf of, WMC or the University, including, without limitation, obligations or research of the Consultant in connection with transfer by WMC or the University of materials or intellectual property developed in whole or in part by the Consultant, or in connection with research collaborations.

4.       Confidentiality

          (a) The Consultant may disclose to the Company any information that the Consultant would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions. However, the Consultant shall not disclose to the Company information that is proprietary to WMC or the University and is not generally available to the public other than through formal technology transfer procedures or pursuant to the Research Agreement or the License Agreement.

          (b) In providing consulting services to the Company pursuant to this Agreement, the Consultant may acquire information that pertains to the Company's business, products, processes, equipment, programs, developments, or plans and that is both (i) disclosed or made known by the Company to the Consultant and (ii) identified as "proprietary" by the Company at any time ("Proprietary Information"). The Consultant agrees not to disclose any Proprietary Information to third parties or to use any Proprietary Information for any purpose other than performance of consulting services pursuant to this Agreement, without the prior written consent of the Company.

          (c) Proprietary Information subject to paragraph 4(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Consultant;
               (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; or
               (iii) is already in the possession of the Consultant on the date this Agreement becomes effective. In addition, Proprietary Information subject to paragraph 4(b) does not including information generated by the Consultant, alone or with others, unless the information (I) is generated solely as a direct result of the performance of consulting services under this Agreement and (II) is not generated in the course of the Consultant's activities as a WMC employee or University faculty member.

5.       Return of Materials

          The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant's possession and (i) supplied by the Company in conjunction with the Consultant's consulting services under this Agreement; or (ii) generated by the Consultant in the performance of Consultant under this Agreement and not generated in the course of the Consultant's activities as a WMC employee or University faculty member.

6.       Intellectual Property

          (a) Subject to the terms of paragraph 6(b), below, the Consultant hereby assigns to the Company any right, title and interest he may have in any invention, discovery, improvement or other intellectual property which (i) the Consultant, alone or with others, develops solely as a direct result of performing consulting services for the Company under this Agreement and

               (ii) is not developed in the course of Consultant's activities as a WMC employee or University faculty member. (Any intellectual property assignable to the Company pursuant to the preceding sentence is hereinafter referred to as "Company Intellectual Property"). Upon the request of the Company, the Consultant shall execute such further assignments, documents and other instruments as may be necessary to assign Company Intellectual Property to the Company and to assist Company in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property. The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property.

          (b) The Company shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement or other intellectual property whatsoever, whether or not publishable, patentable or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of WMC or the University. The Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by the Consultant in his capacity as an employee of WMC or a member of the faculty of the University.

7.       Defense and Indemnification

               The Company agrees, at its sole expense, to defend WMC against, and to indemnify and hold WMC harmless from, any liability, claim, judgment, cost, expense, damage, deficiency, loss or obligation, of any kind or nature (including, without limitation, reasonable attorneys' fees and other costs and expenses of defense) relating to a claim or suit by a third party against WMC, either arising from this Agreement, the Consultant's performance of services for the Company under this Agreement, or any Company products or services which result from the Consultant's performance of services under this Agreement.

8.       Term and Termination

          (a) Unless terminated earlier under paragraph 8(b), below, this Agreement shall be for a term of 36 months.

          (b) Without limiting any rights which either party to this Agreement may have by reason of any default by the other party each party reserves the right to terminate this Agreement at its convenience by written notice given to the other party. Such termination shall be effective upon the date not earlier than 30 days following the date of such notice as shall be specified in said notice.

          (c) Termination of this Agreement shall not affect (i) the Company's obligations to recognize the priority of WMC and University intellectual property rights under paragraph 6(b), above, (ii) the Company's obligations to defend and indemnify WMC under paragraph 7, above, (iii) the Company's obligation to pay for services previously performed by the Consultant or expenses reasonably incurred by the Consultant for which the Consultant is entitled to reimbursement under paragraph 2, above, or (iv) the Consultant's continuing obligations to the Company under paragraphs 4(b) and 6(a), above.

9.       Miscellaneous

          (a) This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be: provided, however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of such other party.

          (b) The relationship created by this Agreement shall be that of independent contractor; and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

               Consultant acknowledges that he is an independent contractor and that this Agreement shall not give or extend to Consultant any rights with respect to additional compensation by Company nor to any deferred compensation plan, bonus plan or fringe benefits, and further agrees to hold Company harmless from any employment, income or other taxes which may be assessed in connection with payments to Consultant under this Agreement.

          (c) The Company may use the Consultant's name, and in doing so may cite the Consultant's relationship with WMC, so long as any such usage (i) is limited to reporting factual events or occurrences only, and (ii) is made in a manner that could not reasonably constitute an endorsement of the Company or of any Company program, product or service. However, the Company shall not use the Consultant's name or WMC's name in any press release, or quote the Consultant in any company materials, or otherwise use the Consultant's name or WMC's name in a manner not specifically permitted by the preceding sentence or prohibited by either the Research Agreement or the License Agreement, unless in each case the Company obtains in advance the written consent of WMC and, in the case of the use of the Consultant's name, the Consultant's consent as well.

          (d) Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given or paid if deposited with the United States Postal Service, registered or certified mail, addressed as follows:

               To Consultant:   Dr. Brij B. Saxena, Ph.D.
                                Weill Medical College of Cornell University
                                1300 York Avenue
                                New York, New York 10021

               To Company:      Marc Pharmaceuticals, Inc.
                                One Canterbury Green, 8th Floor
                                Stamford,  Connecticut 06901
                                Attention:  Joel San Antonio

          (e) This Agreement supersedes all previous agreements and discussions relating to the consulting services and constitutes the entire agreement between the Company and the Consultant with respect to the consulting services. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by an employee, officer, or other representative of the Company and by the Consultant. The Company and the Consultant acknowledge and agree that any amendment of this Agreement (including, without limitation, any extension of this Agreement or any change from the terms of paragraph 2 in the consideration to be provided to the Consultant with respect to services to be provided hereunder, or any departure from the terms or conditions hereof with respect to he Consultant's consulting services for the Company) is subject to WMC's prior written approval.

          (f) If any provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

          (g) The Consultant and the Company acknowledge that (i) the Consultant is entering into this Agreement in his, individual capacity and not as an employee or agent of WMC, (ii) WMC is not a party to this Agreement and has no liability or obligation hereunder, and (iii) WMC is an intended third-party beneficiary of this Agreement and certain provisions of this Agreement are for the benefit of WMC and are enforceable by WMC in its own name.

          (h) The parties hereto agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Agreement.

          (i) If any provision of this Agreement is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid, or illegal provision shall not affect the remainder of this Agreement.

          (j) The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the substantive laws of the State of New York.

          (k) Failure by either party hereto to insist upon strict compliance with any of the terms, covenants and condition hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

                                     ------------------------------------
                                     Dr. Brij B. Saxena


                                     Marc Pharmaceuticals, Inc.

                                     By:
                                        ---------------------------------